                                                                    EXHIBIT 10.2


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this Agreement") dated as of December 30, 1996 is among BridgeStreet International Inc., a Delaware corporation ("BridgeStreet"), THEI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of BridgeStreet ("Acquisition"), Temporary Housing Experts, Inc., a Tennessee corporation (the "Company"), and Connie F. O'Briant and Thomas W. O'Briant, Jr., the sole stockholders of the Company (the "Stockholders"), and provides for the merger of the Company with and into Acquisition (the "Merger"). The Boards of Directors of BridgeStreet, Acquisition and the Company have determined that the Merger is in the best interests of their respective stockholders and the Merger has been approved by the stockholders of the Company and Acquisition.

         Accordingly, the parties hereto, in consideration of the mutual representations, warranties and covenants contained herein, agree as follows:

                             1. CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Articles of Merger" has the meaning given to it in Section 2.2.

         1.2 "Balance Sheet Date" means June 30, 1996.

         1.3 "Certificate of Merger" has the meaning given to it in Section 2.2

         1.4 "Closing" means the closing of this Agreement as provided in
Section 2.2.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended to date.

         1.6 "Commission" means the Securities and Exchange Commission.

         1.7 "DGCL" means the Delaware General Corporation Law.

         1.8 "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 1.

         1.9 "Effective Time" means 12:01 a.m. EST on January 2, 1997, as such date shall be specified in the Articles of Merger filed with the Secretary of State of the State of Tennessee in accordance with Section 48-21-107 of the TBCA (as defined herein) and the Certificate of Merger filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL, unless Acquisition and the Company agree that another time shall be the Effective Time, in which case such time shall be specified in the Certificates of Merger.

         1.10 "Employment Contract" means the employment contract attached hereto as Exhibit 1.

         1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.12 "Financial Statements" means the financial statements of the Company attached hereto as Exhibit 2 consisting of the balance sheets as of December 31, 1994 and 1995 and June 30, 1996 and the statements of operations, changes in stockholders' equity and cash flows for each of the fiscal years ended on December 31, 1994 and 1995 and for the six-month period ended on June 30, 1996.

         1.13 "Merger Stock" means the shares of BridgeStreet Common Stock exchanged for Shares pursuant to Section 2.7(c).

         1.14 "BridgeStreet Common Stock" means the shares of Common Stock, $0.01 par value, of BridgeStreet.

         1.15 "Non-Competition and Non-Disclosure Agreement" means the non-competition and non-disclosure agreement attached hereto as Exhibit 3.

         1.16 "Securities Act" means the Securities Act of 1933, as amended.

         1.17 "Share" means a share of Common Stock, $.01 par value per share, of the Company, and "Shares" means all of such shares.

         1.18 "Surviving Corporation" means Acquisition.

         1.19 "TBCA" means the Tennessee Business Corporation Act.

         1.20 References to the "knowledge" of any entity or to things which any entity does or does not "know" or which are "known" by any entity refer to the knowledge of any of the entity's officers or directors.

                                  2. THE MERGER

         2.1 THE MERGER. The Merger shall occur at the Effective Time upon the terms and subject to the conditions hereof and in accordance with the TBCA and the DGCL. Following the Merger, Acquisition shall continue as the Surviving Corporation and be a subsidiary of BridgeStreet, and the separate corporate existence of the Company shall cease. Notwithstanding this Section 2.1, BridgeStreet may elect with the consent of the Company (which consent shall not be unreasonably withheld) to merge Acquisition into the Company. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         2.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties (a) shall cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and recorded in accordance with Section 48- 21-107 of the TBCA and shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be filed and recorded in accordance with Section 252 of the DGCL and (b) shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at the Effective Time. Before the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") will be held at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming all the foregoing.

         2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 48-21-108 of the TBCA and Sections 259, 260 and 261 of the DGCL.

         2.4 TAX CONSEQUENCES. it is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

         2.5 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and the By-Laws of Acquisition, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended as follows:

         "FIRST: The name of the corporation shall be Temporary Housing Experts, Inc."

         2.6 DIRECTORS AND OFFICERS. On the day following the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on
Exhibit 4, and each such person shall hold office until his or her respective successor is duly elected or appointed and qualified.

         2.7 CONVERSION OF STOCK.

          At the Effective Time:

          (a) Each share of capital stock of Acquisition that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding without change.

          (b) All Shares held in the treasury of the Company immediately prior to the Effective Time shall be cancelled, without the payment of any consideration therefor.

         (c) All other Shares which are outstanding immediately prior to the Effective Time shall be converted without any action on the part of the holders thereof into and be exchangeable for such numbers of shares of BridgeStreet Common Stock as are set forth on Exhibit 5A hereto, subject to the payment of cash in lieu of fractional shares in accordance with Section 2.8 hereof, with the effect that the stockholders and share ownership of BridgeStreet will be as set forth on Exhibit 5B immediately after the Merger.

        2.8 EXCHANGE OF AND PAYMENT FOR SHARES.

         (a) As soon as practicable after the Effective Time and after surrender to BridgeStreet of any certificate which prior to the Effective Time shall have represented any Shares, subject to the provisions of paragraph (c) of this
Section 2.8 and to the provisions of Article 8, BridgeStreet shall cause to be distributed to the person in whose name such certificate shall have been registered certificates registered in the name of such person representing the shares of BridgeStreet Common Stock into which any shares previously represented by the surrendered certificate shall have been converted at the Effective Time and a check payable to such person representing the payment of cash in lieu of any fractional share determined in accordance with paragraph (f) of this Section
2.8. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any Shares shall be deemed at and after the Effective Time to represent only the right to receive upon such surrender the certificates and payment contemplated by the preceding sentence.

         (b) No dividends or other distributions declared after the Effective Time with respect to BridgeStreet Common Stock shall be paid to the holder of any unsurrendered certificate representing Shares until the holder thereof shall surrender such certificate in accordance with this Section 2.8. After the surrender of such certificate in accordance with this Section 2.8, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BridgeStreet Common Stock represented by such certificate.

         (c) If any cash or certificate representing shares of BridgeStreet Common Stock is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to BridgeStreet any transfer or other taxes required by reason of the issuance of a certificate representing shares of BridgeStreet Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of BridgeStreet that such tax has been paid or is not payable.

         (d) All rights to receive BridgeStreet Common Stock and cash in lieu of fractional shares shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Shares.

         (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash or certificates representing the shares of BridgeStreet Common Stock into which they were converted, or both, as provided herein.

         (f) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of BridgeStreet Common Stock shall be issued upon the surrender for exchange of certificates which prior to the Effective Time shall have represented any Shares, no dividend or distribution of BridgeStreet shall relate to any fractional share and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of BridgeStreet. In lieu of any fractional shares, there shall be paid to each holder of Shares who otherwise would be entitled to receive a fractional share of BridgeStreet Common Stock an amount of cash equal to the fair value of such fractional shares as of the Effective Time as conclusively determined in good faith by the Board of Directors of the Surviving Corporation.

        2.9 ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding shares of BridgeStreet Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the number of shares of BridgeStreet Common Stock into which shares of Company Common Stock are to be converted shall be correspondingly and appropriately adjusted.

                3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to BridgeStreet and Acquisition that, except as expressly provided in the Disclosure Schedule by specific reference to a Section of this Article 3, the following representations and warranties are true and correct as of the date hereof:

        3.1 ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and has full corporate power and authority to conduct its business and own its properties as now conducted and owned. The Company is duly qualified or licensed and in good standing as a foreign corporation in those states listed on the Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

        3.2 CAPITALIZATION OF THE COMPANY; NO SUBSIDIARIES. The authorized capital and number of issued and outstanding shares of capital stock of the Company are as set forth on the Disclosure Schedule. No Shares are held in the Company's treasury. The Shares held by the Stockholders comprise all of the issued and outstanding shares of Common Stock of the Company, are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Stockholders. The Company has no other authorized class of capital stock other than the Common Stock. The Company does not own and has not owned any shares of capital stock or other securities of, or any other interest in, nor does it control or has it controlled, directly or indirectly, any other corporation, association, joint venture, partnership, or other business organization. The Shares have been issued and sold in full compliance with all applicable federal and state securities laws. No holder of Shares has any dissenting shareholder or appraisal rights with regard to the Merger.

        3.3 NO RIGHTS TO PURCHASE OR REGISTER STOCK. No person, firm, or corporation has any written or oral agreement, option, warrant, call, understanding, commitment, or any right or privilege capable of becoming a binding agreement, for either the purchase of any of the Shares or the acquisition of shares of any other class of capital stock of the Company, and the Company has not otherwise agreed to issue or sell any shares of its capital stock and has no obligation to register any of the Shares under the Securities Act. The Company is not obligated directly, indirectly or contingently to purchase any Shares.

        3.4 NAME. The Company has not had any other name and does not conduct or operate, and has not heretofore conducted or operated, its business under any name other than its current name.

        3.5 NO VIOLATION OF EXISTING AGREEMENTS. The execution and delivery of this Agreement, together with all documents and instruments contemplated herein, the consummation of the transactions contemplated hereby and thereby, and the compliance with the terms, conditions and provisions hereof by the Company do not (i) contravene any provisions of the Company's Charter or By-Laws; (ii) conflict with or result in a breach of or constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any lease, indenture, mortgage, loan, or credit agreement or any other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected; (iii) violate or constitute a breach of any decision, judgment, or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality, domestic or foreign, by which the Company is bound or to which it is subject; or (iv) violate any applicable law, rule, or regulation to which the Company or any of its property is bound.

        3.6 NO CONSENTS OR APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any governmental authority is required for the Company to consummate the transactions contemplated by this Agreement, except for filing and acceptance of the Articles of Merger pursuant to the TBCA and for filing and acceptance of the Certificate of Merger pursuant to the DGCL.

        3.7 FINANCIAL STATEMENTS.

         (a) The Financial Statements fairly present (subject, in the case of the unaudited statements, to (i) recurring audit adjustments normal in nature and amount and (ii) disclosure of notes in connection therewith) the financial position of the Company as of their respective dates, and the results of operations and cash flows for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein.

         (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and with statutory accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth or reserved against in the most recent balance sheet in the Financial Statements, the Company (a) did not have as of the Balance Sheet Date any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the Balance Sheet Date, which would be required under generally accepted accounting principles to be shown in such balance sheet or referenced in the notes thereto, and (b) has not incurred since the Balance Sheet Date any such liability or obligation except in the ordinary course of business.

        3.9 CONDUCT OF BUSINESS SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date, the Company has not taken or agreed to take any action that would obligate the Company to have:

         (a) taken any action or entered into or agreed to enter into any transaction, agreement, or commitment other than in the ordinary course of business;

         (b) entered into or agreed to enter into any transaction, agreement, or commitment, suffered the occurrence of any event or events, or experienced any change in financial condition, business, results of operations, prospects, or otherwise, (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of the Company's business or its business prospects or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a material adverse change in the financial condition, assets, liabilities, earnings, business, or business prospects of the Company;

         (c) incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed, or otherwise become responsible for the obligations of any other individual, partnership, firm, or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm, or corporation (except for loans to any employee of the Company in the ordinary course of business which in the aggregate do not exceed $5,000);

         (d) mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred, or otherwise disposed of, any of the properties or assets of the Company, including any cancelled, released, hypothecated, or assigned indebtedness owed to the Company, or any claims held by the Company;

         (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer, or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm, or corporation;

         (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of the Company, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of the Company;

         (g) paid any long-term liability, otherwise than in accordance with its terms;

         (h) paid any bonus compensation to any officer, director, shareholder, or employee of the Company or otherwise increased the compensation paid or payable to any of the foregoing;

         (i) sold, assigned, or transferred any trademarks, trade names, logos, copyrights, formulae, or other intangible assets;

         (j) contracted with or committed to any third party (i) to sell any capital stock of the Company, (ii) to sell any material assets of the Company other than in the ordinary course of business, (iii) to effect any merger, consolidation, or other reorganization of the Company, or (iv) to enter into any agreement with respect thereto; or

         (k) incurred any expenses or fees of counsel, accountants or consultants for personal services rendered to the Stockholders after September 30, 1996 in preparation for or in connection with this Agreement, the transactions contemplated hereunder or otherwise.

        3.10 TITLE TO ASSETS. The Disclosure Schedule describes fully all real property owned by the Company. The Company has good and clear record and marketable title to such real property and good and sufficient title to all other properties owned by it, including, without limitation, all property reflected in the most recent balance sheet in the Financial Statements, other than property disposed of in the ordinary course of business subsequent to the Balance Sheet Date (none of such dispositions being materially adverse), free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, or rights, title and interest in others, except (a) as reflected in the most recent balance sheet in the Financial Statements, or as specified in the notes thereto,
(b) the lien of taxes not yet due or payable or being contested in good faith by appropriate proceedings and (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations.

        3.11 INTELLECTUAL PROPERTY. The Company owns, or is licensed or otherwise has the full and unrestricted right to use, all trademarks, trade names, service marks, copyrights, technology, know-how, trade secrets and techniques used in its business (collectively, the "Proprietary Information"). All such trademarks, trade names, service marks and federally registered copyrights are listed on the Disclosure Schedule. The Company has no obligation still outstanding to compensate other persons for the use of any Proprietary Information or for the sale of any service comprising or derived from Proprietary Information. The Company has granted to no other person any license or other right to use in any manner any of the Proprietary Information, whether or not requiring the payment of royalties. To the Company's knowledge (a) no other person has a right or license granted directly or indirectly by or through the Company to use any Proprietary Information; (b) none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; (c) there are no claims or demands of any other person, and no proceedings have been instituted, or are pending or threatened, relating to the Proprietary Information; and (d) no proceeding has been filed or threatened charging the Company with infringement of any patent, trademark, copyright, or other proprietary right, nor is there any basis for any such proceeding.

         3.12 OBLIGATIONS TO OR FROM AFFILIATES.

         (a) All transactions heretofore between the Company and each Stockholder, officer or director of the Company or any Affiliate (as defined below) of such Stockholder, officer or director have been conducted on an arm's-length basis on terms no different than would be obtained if the transaction had been between the Company and an unrelated party. Except for transactions reflected on the latest balance sheet or accompanying schedules in the Financial Statements there are no debts or other obligations of the Company outstanding to or from each Stockholder, officer or director or Affiliate of such Stockholder, officer or director of the Company. As used herein, "Affiliate" of a Stockholder, officer or director means any member of the immediate family of such person or any entity in which such person or any such family member is an officer or owner of more than five percent of the outstanding equity securities.

         (b) The Disclosure Schedule contains a true and complete description of each transaction conducted or completed, in whole or in part, during the current fiscal year, or is currently proposed, between the Company and any officer, director or Stockholder or any Affiliate of any such person. With respect to each of the last three complete fiscal years, the Disclosure Schedule sets forth all information that would be required to be provided under Items 402 and 404 of Regulation S-K of the Commission under the Securities Act if a registration statement on Form S-1 were filed by the Company with the Commission on the date hereof.

        3.13 MATERIAL CONTRACTS. The Disclosure Schedule lists all material leases, contracts, instruments, agreements or commitments (whether written or oral) relating to the conduct of the business of the Company (the "Material Contracts"). The Company has delivered to BridgeStreet true and correct copies of each Material Contract and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all contracts, agreements and instruments of the following types to which the Company is a party:

         (a) labor union contracts, together with a list of all labor unions representing or attempting to represent employees of the Company;

         (b) pension, retirement, deferred compensation, death benefit, profit sharing, bonus or other employee incentive, fringe benefit, stock purchase, stock option, hospitalization or insurance plans or arrangements (and grant certificates or other documents issued thereunder) or vacation pay, severance pay and other similar benefit arrangements for officers, employees or agents, together with a list of all pensioned employees or obligations to provide any pensions hereafter other than pursuant to the plans hereinbefore in this item described;

         (c) employment contracts or agreements, consulting agreements, agreements providing for termination or severance benefits, non-competition agreements, non-disclosure agreements, contracts for professional personal services, contracts with other persons engaged in sales or distributing activities, and advertising contracts;

         (d) written or oral agreements, understandings and arrangements of any kind with any officer, director, employee, shareholder or agent of the Company relating to present or future compensation or other benefits available to such person or otherwise, together with a list of the names and current annual salary rates of all present officers and employees of the

Company whose current salary rate is $25,000 or more and any bonuses paid or payable to each such person for the 1995 fiscal year and to date in the 1996 fiscal year;

         (e) indentures, loan agreements, notes, security agreements, mortgages, conditional sales contracts, leases of personal property, contracts for the purchase or sale of real or personal property, and agreements for financing;

         (f) licenses and other contractual rights to any Proprietary Information, including without limitation, any copyright, trademark, service mark, trade name, whether domestic or foreign, owned in whole or in part or used by the Company;

         (g) other license agreements (as licensor or licensee);

         (h) property, casualty, crime, directors and officers, and other forms of insurance;

         (i) bank accounts and safety deposit boxes identifying all authorized signatories, together with a list of all effective powers of attorney granted by the Company to anyone;

         (j) agreements, contracts or other arrangements to which the Company is a guarantor, surety or endorser;

         (k) contracts, agreements, commitments, arrangements or understandings providing for the purchase or sale of all or substantially all of the Company's requirements for a particular product from a single supplier or to a single customer;

         (l) contracts, agreements, commitments, arrangements or understandings limiting the freedom of the Company from competing in any line of business or with any person or entity;

         (m) leases of real property with a term of more than one year (regardless of whether the Company is the lessor or lessee); and

         (n) contracts, agreements, instruments, arrangements or understandings which have not been included in items (a) through (m) above involving payment by or to the Company of more than $50,000 or not terminable without penalty or otherwise materially affecting the assets, financial condition, properties or business of the Company.

All of the Material Contracts are in full force and effect. Except to the extent that a material adverse effect on the Company's financial condition, assets, liabilities, earnings, business or prospects would not result if the following was not true: (A) the Company and each other party to each of the Material Contracts have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any of the Material Contracts; (B) the Company has no present expectation or intention of not fully performing all its obligations under any of the Material Contracts, and the Company has no knowledge of any breach or anticipated breach by any other party to any of the Material Contracts; and (C) there exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of the business relationship of the Company with any party to any Material Contract.

        3.14 LITIGATION. There are no actions, suits, causes of action, claims, litigation, arbitration, administrative hearings, or other form of proceedings or disputes of any kind pending or, to the knowledge of the Company, threatened against the Company or its officers or directors (in their capacities as such) in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency, or instrumentality; nor has the Company been, nor is it, subject to any orders, awards, fines, judgments, decrees, or injunctions the effect of which in the aggregate would have a material adverse effect on the business or financial position or prospects of the Company. The Company does not know or have grounds to know of any basis for any such action, suits, or other form of proceeding or disputes or of any governmental investigation relating to the Company or its business.

        3.15 TAXES. The Company has filed all tax returns, reports and information filings that are required to be filed, including, without limitation, federal (U.S.), state, and municipal income or franchise tax returns, and has paid all taxes shown as due on such returns, together with any interest and penalties accrued with respect thereto. The Company is not required to pay any other taxes except as shown in such tax returns, reports and information filings. All such returns, reports, and information filings required to be filed, including any amendments to date, have been prepared in good faith and without misrepresentation. The Company has either paid or, in accordance with generally accepted accounting principles applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the records and books of account, its liability for all taxes of every kind, including without limitation its liability for federal, state, and municipal income or franchise tax for the current tax year and for all prior years. The Company has no knowledge of any proposed or threatened assessment or reassessment of federal, state, or municipal income or franchise taxes. The United States federal income tax returns of the Company have been examined by the Internal Revenue Service for all taxable years through and including the fiscal year ended as set forth in the Disclosure Schedule. In addition, at the date hereof all withholding tax or source deductions have been deducted and remitted as due to the appropriate governmental authority as required by law or the Company has adequately provided for such deductions by reserves or other proper accounting treatment in its books and records of account.

        3.16 ABSENCE OF MATERIAL EVENTS. Since January 1, 1996 there has not been (a) any material adverse change in the business, affairs or prospects of the Company nor, to the Company's knowledge, are any such changes threatened, anticipated or contemplated; (b) any actual or, to the Company's knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has materially affected or may hereafter materially affect the properties, assets, business affairs or prospects of the Company; (c) any material and adverse pending or, to the Company's knowledge, threatened, anticipated or contemplated dispute of any kind with any material customer, supplier, source of financing, employee, landlord, subtenant or licensee of the Company, or any pending or, to the Company's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any material customer, supplier, or source of financing; or (d) any pending, or, to the Company's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description materially and adversely affecting the properties, assets, business, affairs or prospects of the Company.

        3.17 ABSENCE OF IMPROPER PAYMENTS. Since January 1, 1993 the Company:
(a) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has not established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on its books or records for any reason; (c) has not made any payments to any person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or (d) has not made any contribution, or has reimbursed any political gift or contribution made by any other person, to candidates for public office, whether Federal, state or local, where such contribution or reimbursement would be in violation of applicable law.

        3.18 ERISA.

         (a) None of the employee benefit plans maintained at any time by the Company or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA.

         (b) None of the employee benefit plans maintained at any time by the Company which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of the Company under ERISA nor has any such employee benefit plan of the Company incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid or are not yet due and payable; the Company has not withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Company has made or provided for all contributions to all such employee pension benefit plans which it maintains and which are required as of the end of the most recent fiscal year under each such plan; the Company has not incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by the Pension Benefit Guaranty Corporation.

         (c) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV or ERISA, maintained by the Company, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits.

         (d) To the Company's knowledge, (i) each employee pension benefit plan subject to Title IV of ERISA, maintained by the Company, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules, and (ii) the Company has filed in a timely manner with respect to all such plans those actuarial reports, annual reports and all other filings required by all such applicable requirements of ERISA and other applicable laws, regulations and rules, and the Company has delivered to BridgeStreet a copy of any such report filed since December 31, 1993.

         (e) As used in this Agreement, the terms "employee benefit plan", "employee pension benefit plan", "accumulated funding deficiency", "reportable event", and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transactions" shall have the meaning assigned to it in Code Section 4975 and ERISA.

         (f) The Company has no liability not disclosed on any of the Financial Statements, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of the Company.

        3.19 LABOR MATTERS. A true and complete list of all of the Company's officers and employees (the "Employees") and their respective salaries, wages, other compensation, dates of employment, date and amount of last salary increase, and positions has been provided to BridgeStreet by the Company. There are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of the Company, threatened by or between the Company and any of the Employees. With respect to the Employees, the Company has complied in all respects with all provisions of all laws relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such law or for any severance or termination payments of any type. No election or proceedings relating to the labor relations of the Company is pending or, to the Company's knowledge, threatened. The Company has not had any material union activity or had any material labor trouble of any kind, nature or description at any time heretofore. All personnel policies and manuals of the Company are listed on the Disclosure Statement and true and complete copies thereof have been provided to BridgeStreet. No Employee or consultant of the Company shall have the right to receive from the Surviving Corporation or BridgeStreet a severance payment or other payment in the nature thereof in the event his or her employment is terminated by the Surviving Corporation following the Merger, whether such right arises as a matter of contract, past policy or understanding, by operation of law, or otherwise.

        3.20 PERMITS; COMPLIANCE WITH LAW. The Company possesses all franchises, permits, licenses, certificates, approvals, and other authorizations ("Permits") necessary to own or lease and operate its properties and to conduct its business as now conducted, except for incidental Permits that would be readily obtainable without undue burden in the event of any lapse, termination, cancellation, or forfeiture or that if not obtained would not materially and adversely affect the Company's business. All such material Permits are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and no material Permits will be adversely affected by the consummation of the Merger. The Company has not failed nor is it failing to comply with any applicable law, rule, regulation, or order, where such failure would have a material adverse effect on the Company's business, and there are no proceedings pending or, to the Company's knowledge, threatened, nor has the Company received any notice, regarding any such failure.

        3.21 ENVIRONMENTAL MATTERS. The Company is in material compliance with all applicable existing federal, state and local laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company. The term "Hazardous Material" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. There is no alleged liability, or to the Company's knowledge, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of the Company arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability, singly or in the aggregate, would have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

         3.22 LEASES. The Disclosure Schedule sets forth as of October 31, 1996 the number of units of real property leased by the Company (each a "Leased Premises"). Except to the extent that a material adverse effect on the Company's financial condition, assets, liabilities, earnings, business or prospects would not occur if the following, in the aggregate, was not true: (a) each lease covering a Leased Premises is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or otherwise, would entitle the lessor or lessee to terminate the same); (b) the Company has the right to use the Leased Premises in accordance with the terms of the respective leases free and clear of all claims or other interests or rights of third parties; (c) there is no violation of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased Premises; and (d) there is no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Premises, nor to the Company's knowledge is any such condemnation or assessment threatened or contemplated by any governmental authority.

        3.23 CORPORATE RECORDS. The corporate record books of the Company are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the shareholders and directors, and all votes of the shareholders or Directors set forth in certificates furnished to anyone at any time heretofore.

        3.24 CONDITION OF ASSETS. All premises, fixtures and equipment owned or used by the Company have been properly maintained and are in good operating order and repair, free from known defects in construction or design, sound and properly functioning, usable and not obsolete, and in compliance with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction, except to the extent that the failure to do so, in the aggregate, would not have a material adverse effect on the financial condition, assets, liabilities, earnings, business or prospects of the Company.

        3.25 ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company shown or reflected on the most recent balance sheet in the Financial Statements, less the reserve for doubtful accounts in the amount shown on such balance sheet, are valid and enforceable claims and subject to no set off or counterclaim and will be collectible in the normal course of business. The Company has no accounts or loans receivable from any of its directors, officers or employees (other than loans to any employee in the ordinary course of business which in the aggregate do not exceed $5,000).

        3.26 CHARTER DOCUMENTS. The Company has heretofore delivered to BridgeStreet copies of its articles of incorporation, as amended to date, certified by the appropriate governmental authority, and copies of its by-laws, as amended to date, and a list of the officers and directors of the Company in office, all as certified by its Secretary.

        3.27 DISCLOSURE OF ALL MATERIAL MATTERS. No statement of fact set forth in this Agreement (including without limitation all information in the Financial Statements and the other Schedules, Exhibits, and attachments hereto, taken as a whole) or otherwise provided by or on behalf of the Company to BridgeStreet is false or misleading in any respect, nor does this Agreement (including, without limitation all information in the Financial Statements and the other Schedules, Exhibits, and attachments hereto, taken as a whole) or any information provided to BridgeStreet by or on behalf of the Company omit to state a material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

        3.28 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        3.29 TAX-FREE REORGANIZATION. The Company has no reason to believe that the Merger will not qualify as a reorganization within the meaning of Section 368 of the Code.

        4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         The Stockholders represent and warrant to BridgeStreet and Acquisition as follows:

        4.1 TITLE TO THE SHARES. The Stockholders own the Shares free and clear of any claims, liens, charges, encumbrances, security interests and rights of others whatsoever, and that the Shares are not bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

        4.2 AUTHORITY. Each Stockholder has full power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and no other action is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Stockholders and constitutes a legal, valid and binding obligation of the Stockholders enforceable against them in accordance with its terms.

        5. REPRESENTATIONS AND WARRANTIES OF BRIDGESTREET AND ACQUISITION

         BridgeStreet and Acquisition represent and warrant to the Company and the Stockholders as follows:

        5.1 ORGANIZATION AND AUTHORITY. Each of BridgeStreet and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each has all requisite corporate power and authority to conduct its business and own its properties as now conducted and owned, and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or financial condition of BridgeStreet. Each of BridgeStreet and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of BridgeStreet and Acquisition and the sole stockholder of Acquisition, and no other corporate proceedings on the part of BridgeStreet or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of BridgeStreet and Acquisition and constitutes a valid and binding agreement of each, enforceable against each in accordance with its terms.

        5.2 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by BridgeStreet and Acquisition nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective charter documents or By-Laws of BridgeStreet or Acquisition; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) filing the Articles of Merger pursuant to the TBCA and the Certificate of Merger pursuant to the DGCL and (B) filings required under the Securities Act and the securities or blue sky laws of the various states; (iii) result in a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any note, license, lease, agreement, or other instrument or obligation to which BridgeStreet or Acquisition is a party or by which BridgeStreet or Acquisition or any of their respective assets may be bound, other than as previously disclosed in writing to the Company; or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to BridgeStreet or Acquisition or any of their respective assets.

        5.3 LITIGATION. There are no actions, suits, causes of action, claims, litigation, arbitration, administrative hearings or other form of proceedings or disputes pending, or, to the knowledge of BridgeStreet or Acquisition, threatened, against, involving or affecting BridgeStreet or Acquisition, in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency, or instrumentality, that either singly or in the aggregate might prevent BridgeStreet and Acquisition from consummating the transactions contemplated hereby or that would have a material adverse effect on the business, operations, or financial condition of BridgeStreet and its subsidiaries taken as a whole.

        5.4 MERGER STOCK. The Merger Stock has been duly authorized by all necessary corporate action and, when issued and delivered by BridgeStreet pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

        5.5 CHARTER DOCUMENTS. BridgeStreet has heretofore delivered to the Company copies of its Articles of Incorporation, as amended to date, certified by the appropriate governmental authority, and copies of its by-laws, as amended to date, and a list of the officers and directors of BridgeStreet in office, all as certified by its Secretary.

                                  6. COVENANTS

        6.1 BOARD OF DIRECTORS. Until such time as BridgeStreet completes an initial public offering of its common stock (the "IPO"), the Stockholders and the former stockholders of each of Corporate Lodgings, Inc., Temporary Corporate Housing Columbus, Inc. and Exclusive Interim Properties, Ltd. shall each have the right to designate one director of BridgeStreet, and the Stockholders and such stockholders agree to vote their Merger Stock (and any additional voting securities of BridgeStreet issued in respect thereof) and take such other action as shall be necessary (i) to cause each such designee to be elected to BridgeStreet's Board of Directors and (ii) to fix the number of directors on the Board of Directors at six. The Stockholders' initial designee pursuant to this
Section 6.1 shall be Connie F. O'Briant.

        6.2 CONFIDENTIAL INFORMATION. BridgeStreet will, and will cause its employees and agents and Acquisition to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all Confidential Information (as hereinafter defined) and will not disclose the same to any person. If this Agreement is terminated, BridgeStreet will promptly return to the Company or destroy all documents (including all copies thereof) received by BridgeStreet containing such Confidential Information. For purposes hereof, "Confidential Information" shall mean all information of any kind concerning the Company, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to BridgeStreet to be under an obligation to the Company to keep such information confidential, (iii) that is or becomes known to the public (other than through a breach of this Agreement), (iv) that was in BridgeStreet's possession before disclosure thereof to it in connection with this Agreement or (v) that was independently developed by BridgeStreet.

        6.3 BEST EFFORTS. Subject to the terms and conditions hereof each party to this Agreement agrees to fully cooperate with the others and the others' counsel, accountants and representatives in connection with any steps required to be taken as part of its obligations under this Agreement. Each party to this Agreement agrees that it will use its reasonable efforts to cause all conditions to its obligations under this Agreement to be satisfied as promptly as possible, and will not undertake a course of action inconsistent with this Agreement or which would make any of its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Closing.

        6.4 PUBLIC ANNOUNCEMENTS. All public announcements, notices or other communications regarding this Agreement and the transactions contemplated hereby to third parties other than the parties hereto and their respective advisors and the shareholders of the Company shall require the prior approval of BridgeStreet.

        6.5 NOTIFICATION OF CERTAIN MATTERS. Each of the parties (the "Notifying Party") shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The Company shall promptly notify BridgeStreet in writing if at any time prior to a closing in connection with the IPO it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Prospectus in order to make the statements contained therein not misleading or comply with applicable law. The delivery of any notice pursuant to this Section
6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        6.6 COVENANTS OF THE STOCKHOLDERS. The Stockholders hereby covenant and agree with BridgeStreet and Acquisition that they shall:

         (a) use their best efforts to take whatever action may be reasonably necessary or desirable to (i) effect, perfect or confirm of record or otherwise in the Surviving Corporation full right, title and interest in and to the business, properties and assets now conducted or owned by the Company, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire, full right, title and interest in and to such business, properties and assets;
(ii) carry out the intent and purposes of the transactions contemplated hereby; and (iii) cause or permit BridgeStreet to undertake and complete the IPO.

         (b) provide to BridgeStreet the notifications required of the Company under Section 6.5;

         (c) (i) execute and deliver at the Closing the Employment Contract, the Securities Representation Letter (as defined below) and the Non-Competition and Non-Disclosure Agreement, and (ii) use their best efforts to obtain and deliver at the Closing the Non-Competition and Non-Disclosure Agreements executed by the persons set forth in Exhibit 7.1(c); and

         (d) execute and deliver such other instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

        6.7 TAX FREE REORGANIZATION. From and after the Effective Time, neither BridgeStreet nor the Surviving Corporation nor the Stockholders shall take or suffer to be taken any action which will cause the Merger not to constitute a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

                   7. CONDITIONS TO CONSUMMATION OF THE MERGER

        7.1 The obligations of BridgeStreet and Acquisition to consummate the Merger are subject to the satisfaction at the Closing, or waiver by BridgeStreet in writing, in whole or in part, of each of the following conditions:

         (a) BridgeStreet and Acquisition shall have received the opinion of counsel to the Company, dated the date of the Closing and in form and substance satisfactory to the BridgeStreet and its counsel, substantially to the effect set forth on Exhibit 6.

         (b) All proceedings taken by the Company and all instruments executed and delivered by the Company prior to the date of the Closing in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for BridgeStreet acting reasonably.

         (c) The Stockholders shall have executed and delivered to BridgeStreet the Employment Contract, the Non-Competition and Non-Disclosure Agreement, and the persons listed on Exhibit 7 shall have executed and delivered to BridgeStreet the Non-Competition and Non-Disclosure Agreement.

         (d) The Stockholders shall have executed and delivered to BridgeStreet a letter agreement substantially in the form attached hereto as Exhibit 8 (the "Securities Representation Letter").

         (e) The Company shall have delivered to BridgeStreet and Acquisition a certificate of its Secretary certifying as to requisite corporate or other action authorizing the transactions contemplated by this Agreement, the incumbency of officers and directors, and the status of record ownership of the Company's shareholders.

         (f) The Company shall have delivered to BridgeStreet such other certificates, documents and opinions as BridgeStreet and its counsel shall reasonably require.

        7.2 The obligation of the Company to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by the Company in writing, in whole or in part, of each of the following conditions:

         (a) The Company shall have received the opinion, dated the date of the Closing and in form and substance satisfactory to the Company and its counsel, of Nutter, McClennen & Fish, LLP, counsel to BridgeStreet, substantially to the effect set forth on Exhibit 9.

         (b) All proceedings taken by BridgeStreet and Acquisition and all instruments executed and delivered by BridgeStreet and Acquisition prior to the date of the Closing in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for the Company, acting reasonably.

         (c) BridgeStreet and Acquisition shall have delivered to the Company a certificate of its Secretary, certifying as to requisite corporate or other action authorizing the transactions contemplated by this Agreement.

         (d) BridgeStreet shall have executed and delivered each Employment Contract.

         (e) On the day following the Effective Time, the officers and directors of BridgeStreet shall be as set forth on Exhibit 4.

           8. RESTRICTIONS ON SALE OR TRANSFER OF MERGER STOCK; LEGEND

         The shares of Merger Stock will not have been registered under the Securities Act or the blue sky laws of any state by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and of such state laws. Such shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and such state laws or an exemption therefrom.

                               9. INDEMNIFICATION

        9.1  AGREEMENTS TO INDEMNIFY.

         (a) As used in this Article 9:

                 (i) "Damages" means claims, damages, liabilities,
             losses, judgments, settlements, and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding.

                (ii) "Indemnified Party" means each of BridgeStreet, the
             Surviving Corporation, and their respective subsidiaries.

         (b) On the terms and subject to the limitations set forth in this Agreement, the Stockholders shall, from and after the Effective Time, indemnify, defend, and hold each Indemnified Party harmless from, against and in respect of any and all Damages incurred by any Indemnified Party arising from or in connection with any actual or alleged breach of any representation, warranty, covenant or agreement made by the Company or by the Stockholders in this Agreement (collectively referred to herein as "Claims").

         (c) The Company's representations, warranties, covenants and agreements set forth in Article 3 shall, for purposes of this Article 9, be deemed to have survived the Effective Time notwithstanding any contrary terms of this Agreement, and whenever such representations, warranties, covenants and agreements are referred to in this
Article 9, the text of the same as set forth in Article 3 shall be deemed to be set forth in their entirety herein, and the same are hereby incorporated herein by such references. Each such representation, warranty, covenant and agreement shall be deemed to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties and shall not be affected in any respect by any such investigation or inspection.

        9.2 LIMITATIONS OF INDEMNITY OBLIGATIONS. The indemnity obligations of the Stockholders under this Agreement shall be subject to the following limitations:

         (a) The indemnity obligations of the Stockholders shall expire on the third anniversary of the Effective Time (the "Cut-off Date"); provided, however, that such obligations with respect to (i) the representations and warranties contained in Sections 3.1, 3.2, 3.18 and 3.21 and Article 4 of this Agreement shall continue forever without limitation, and (ii) the representations and warranties regarding taxes, which are contained in Section 3.15, shall remain in effect until all claims for taxes due by or on account of the Company for any period up to and including the Effective Time have been settled and any statute of limitations period with respect to such taxes has expired; and provided further that the indemnity obligations of the Stockholders for Claims timely asserted by an Indemnified Party in the manner provided in this Agreement shall continue until such Claims are finally resolved and discharged.

         (b) The aggregate indemnity obligations of each Stockholder for any Damages shall not in any event exceed the amount set forth on Exhibit 10 opposite such Stockholder's name or, in the event of an IPO, the greater of (i) such amount and (ii) the amount equal to the Merger Stock received by such Stockholder (after adjusting for any stock split or combination) multiplied by the price at which the BridgeStreet Common Stock is sold to the public in the IPO.

         (c) The Indemnified Parties shall be entitled to indemnification only if the aggregate and collective Damages incurred or suffered by them exceed $50,000, in which event they shall be entitled to indemnification of the full amount of such Damages. Notwithstanding the immediately preceding sentence, however, the Indemnified Parties shall be entitled to indemnification for Damages incurred or suffered by them as a result of the breach of Section 3.15 without regard to such $50,000 minimum.

        9.3 NOTICE OF CLAIM. An Indemnified Party shall promptly notify the Stockholders in writing of any Claim asserted by a third person that might give rise to any indemnity obligation of the Stockholders hereunder (a "Third Party Claim"), specifying in reasonable detail the nature thereof and indicating the amount (estimated if necessary) of the Damages that have been or may be sustained by the Indemnified Party. Failure of any Indemnified Party to promptly give such notice shall not relieve the Stockholders of their obligation to indemnify under this Article 9, but as a result of any such failure, the

Stockholders shall not be liable to the Indemnified Parties for the amount of actual damages caused by such failure. Together with or following such notice, the Indemnified Parties shall deliver to the Stockholders copies of all notices and documents received by the Indemnified Parties relating to the Third Party Claim (including court papers).

        9.4 DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. The Stockholders shall have the right (without prejudice to the right of any Indemnified Party to participate at their own expense through counsel of their own choosing) to defend against any Third Party Claim at their expense and through counsel of their own choosing and to control such defense if they give written notice of their intention to do so within 15 business days of their receipt of notice of Third Party Claim. The Indemnified Parties shall cooperate fully in the defense of such Third Party Claim and shall make available to the Stockholders or their counsel all pertinent information under their control relating thereto. The Indemnified Parties shall have the right to elect to settle any Third Party Claim; provided, however, the Stockholders shall not have any indemnification obligation with respect to any monetary payment to any third party required by such settlement unless they shall have consented thereto. The Stockholders shall have the right to elect to settle any Third Party Claim subject to the consent of BridgeStreet; provided, however, that if BridgeStreet fails to give such consent within 15 business days of being requested to do so, BridgeStreet shall, at its expense, assume the defense of such Third Party Claim and regardless of the outcome of such matter, the Stockholders' liability hereunder shall be limited to the amount of any such proposed settlement. The foregoing provisions notwithstanding, in no event may the Stockholders (a) adjust, compromise or settle any Third Party Claim (i) unless such adjustment, compromise or settlement unconditionally releases BridgeStreet or the Surviving Corporation from all liability or (ii) if such adjustment, compromise or settlement affects the absolute and sole right of BridgeStreet or the Surviving Corporation to own or use any of the Company's assets or (b) defend any Third Party Claim which, if adversely determined, would materially impair the financial condition, business or prospects of BridgeStreet or the Surviving Corporation.

                                10. MISCELLANEOUS

       10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in
Article 9 with respect to the representations and warranties contained in
Article 3 and 4 and except for the representations and warranties contained in
Article 5, the representations and warranties made in this Agreement shall not survive beyond the Effective Time.

       10.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes, with the Disclosure Schedule and the Exhibits hereto, the entire agreement among the parties with respect to the subject matter hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (except for the confidentiality and secrecy agreements that previously have been executed by BridgeStreet, the Company and American Business Partners) and (b) shall not be assigned by operation of law or otherwise, provided that BridgeStreet or

Acquisition may assign its respective rights and obligations to any direct or indirect subsidiary of BridgeStreet, but no such assignment shall relieve BridgeStreet of its obligations hereunder.

       10.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

       10.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission, cable, telegram, or telex, or when mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered to a courier of national reputation to the respective parties as follows:

         If to BridgeStreet or Acquisition, to it at:

         BridgeStreet International Inc.
         67 Batterymarch Street, Suite 500
         Boston, Massachusetts 02110
         Attention: Donald W. Glazer, Secretary

         with a copy to:

         Nutter, McClennen & Fish, LLP
         One International Place
         Boston, Massachusetts 02110-2699
         Attention:  Constantine Alexander, Esq.

         If to the Company or any Stockholder, to it, him or her at:

         Temporary Housing Experts, Inc.
         6148 East Shelby Drive
         Memphis, TN 38141
         Attention:  Connie F. O'Briant

         with a copy to:

         Apperson, Crump, et al.
         1755 Kirby Parkway
         Suite 100
         Memphis, TN 38120
         Attention:  Thomas R. Buckner, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

       10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       10.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

       10.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

       10.8 EXPENSES. All costs and expenses incurred Subsequent to September 30, 1996 in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses; provided that the Company's costs and expenses, including all brokerage, investment banking, legal, and accounting fees, shall be borne by the Stockholders.

       10.9 JOINT AND SEVERAL. The representations, warranties, agreements, covenants and obligations of the Stockholders under this Agreement are joint and several.

       10.10 PARTIES IN INTEREST. Except as provided in Section 6.1, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       10.11 PLAN OF MERGER. For purposes of Section 48-21-102 of the TBCA, the plan of merger with respect to the Merger (the "Plan of Merger") shall be as set forth on Exhibit 11. The stockholders and directors of the Company by virtue of their approval of this Agreement shall be deemed to have approved the Plan of Merger upon the satisfaction of the conditions contained in Article 8 of this Agreement. Notwithstanding such approval and the filing with the Secretary of State of Tennessee of the Plan of Merger as a part of the Articles of Merger, the Plan of Merger shall continue to be subject to all the other provisions of this Agreement and such other provisions shall control in the event of any inconsistencies between such provisions and the Plan of Merger.

                     [Rest of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                            BRIDGESTREET INTERNATIONAL INC.



                                            By: /s/ Donald W. Glazer
                                                -------------------------------
                                            Title: Vice-President
                                                   ----------------------------



                                            TEMPORARY HOUSING EXPERTS, INC.


                                            By: /s/ Connie F. O'Briant
                                                -------------------------------
                                            Title: President
                                                   ----------------------------


                                            THEI ACQUISITION CORP.


                                            By: /s/ Donald W. Glazer
                                                -------------------------------
                                            Title: President
                                                   ----------------------------



                                             /s/ Connie F. O'Briant
                                             ----------------------------------
                                             Connie F. O'Briant
                                             Stockholder



                                             /s/ Thomas W. O'Briant
                                             -----------------------------------
                                             Thomas W. O'Briant
                                             Stockholder